Exhibit 10.15

GUARANTY OF PAYMENT AND RECOURSE CARVE-OUTS

This GUARANTY OF PAYMENT AND RECOURSE CARVE-OUTS dated as of March 11, 2021 (this “Guaranty”), is executed by STRATEGIC STORAGE TRUST VI, INC., a Maryland corporation, and STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P., a Delaware limited partnership (each, a “Guarantor” and together, “Guarantors”), to and for the benefit of TCF NATIONAL BANK, a national banking association (in its individual capacity and in its capacity as lead arranger and administrative agent acting for itself and the Banks, “Lender”).

RECITALS

A. Lender has agreed to make a loan in the maximum principal amount of $9,020,000.00 (the “Loan”) to SST VI 4715 E Baseline Rd, LLC, a Delaware limited liability company (“Borrower”) pursuant to the terms and conditions of that certain Syndicated Term Loan Agreement dated as of even date herewith between Lender and Borrower (the “Loan Agreement”). All terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. As a condition precedent to Lender’s extension of the Loan to Borrower and in consideration therefor, Lender has required the execution and delivery of this Guaranty, the Note, the Security Instrument encumbering the Property, the Environmental Indemnity Agreement, and the other Loan Documents.

C. Each Guarantor holds an indirect beneficial ownership interest in Borrower and, having a financial interest in the Property, has agreed to execute and deliver this Guaranty to Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantors hereby agrees as follows:

AGREEMENTS

1. Guaranty of Obligation. Guarantors hereby irrevocably and unconditionally, individually and collectively, jointly and severally, guaranty to Lender the payment and performance of the Guaranteed Obligations (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

2. Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means (i) Guarantor’s Recourse Liabilities (as defined herein), (ii) from and after the occurrence of any Springing Recourse Event (as defined herein), payment in full of the Obligations, and (iii) the Guaranty of Payment (as defined herein).

3. Definition of Guarantor’s Recourse Liabilities. As used herein, the term “Guarantor’s Recourse Liabilities” means any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees for outside counsel) arising out of or in connection with any of the following:

(a) The breach of any representation, warranty, covenant or indemnification provision contained in the Environmental Indemnity or in the Security Instrument concerning Environmental Laws or Hazardous Substances (each as defined in the Environmental Indemnity Agreement) and any indemnification of Lender with respect thereto in either document;

(b) Willful physical waste to or of the Property to the extent that sufficient cash flow of the Property is available to prevent such waste, or the removal or disposal of any portion of the Collateral after an Event of Default;

(c) The misapplication, misappropriation or conversion by Borrower or Manager of (i) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any Awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (iii) any Rents following an Event of Default;

(d) After an Event of Default or if causing an Event of Default, Distributions of any Rents, security deposits, or other income arising with respect to the Property or other Collateral which should have been applied against costs and expenses associated with the Property or paid to Lender, or which were prohibited, pursuant to the Loan Documents;

(e) Failure to pay charges for labor or materials or other charges that can create a lien on any portion of the Property;

(f) After an Event of Default or if causing an Event of Default, failure of Borrower or Manager to direct the payments of or pay any Rents as required under the Loan Documents;

(g) Intentionally Omitted;

(h) Failure of Borrower to timely pay Taxes or other charges which can create a lien on any portion of the Property attributable to the period of time that Borrower owns the Property; provided, however, that this Section 3(h) shall not apply if and to the extent that Lender holds escrow funds for the payment of such Taxes or other charges; provided further, however, that Guarantors’ liability under this Section 3(h) shall be limited to the net operating revenues actually received by Borrower from the Property that are not used to pay such Taxes or other charges;

(i) Failure of Borrower to maintain the insurance required by the Loan Documents; provided, however, that this Section 3(i) shall not apply if and to the extent that Lender holds escrow funds for the payment of such insurance;

(j) After an Event of Default or if causing an Event of Default, the failure of Borrower to pay all operating expenses of the Property (except to the extent Borrower has insufficient cash flow from the Property to do so);

(k) Failure of any security deposits, advance deposits or any other deposits collected with respect to the Property to be delivered to Lender upon a foreclosure of the Property or action in lieu thereof upon written request by Lender, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(l) Intentionally Omitted;

(m) Borrower’s failure to maintain its status as a single purpose entity, or any other breach of the provisions of Section 7.9 of the Loan Agreement (other than the failure of Borrower to satisfy any adequate capitalization or solvency covenants); provided, however, that such failure shall be grounds for liability only if such failure results in the substantive consolidation of the assets and liabilities of Borrower with those of any other party pursuant to 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) in either a voluntary bankruptcy proceeding instituted by Borrower or an involuntary bankruptcy proceeding instituted by creditors of Borrower;

(n) Negligent misrepresentation by Borrower or either Guarantor in connection with the Loan; or

(o) Fraud, intentional material misrepresentation or willful misconduct in connection with the Loan by any agent, employee, or other person with actual or apparent authority to make statements on behalf of Borrower or either Guarantor, excluding any fraud, intentional material misrepresentation or willful misconduct described in Section 4(i) below.

4. Springing Recourse Event. As used herein, the term “Springing Recourse Event” means the occurrence of any of the following:

(a) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property;

(b) The occurrence of a Prohibited Transfer (as defined in the Security Instrument), without the prior written consent of Lender;

(c) Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(d) Any Guarantor or any Affiliate, officer director, or representative which Controls Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

(e) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

(f) Any Guarantor or any Affiliate, officer, director, or representative which Controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property;

(g) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(h) Borrower contests, delays or otherwise hinders any action taken by Lender in connection with the appointment of a receiver for the Property or the foreclosure of the liens, mortgages or other security interests created by any of the Loan Documents; or

(i) Fraud, intentional material misrepresentation or willful misconduct in connection with the Loan by any officer, director or manager of Borrower or either Guarantor.

1. Guaranty of Payment. Guarantors hereby unconditionally, absolutely and irrevocably, jointly and severally, guarantee to Lender the payment of the sum of, (i) twenty-five percent (25%) of the Principal Balance as of the occurrence of any Event of Default under the Loan Documents that forms the basis for a demand by Lender hereunder, plus (ii) accrued and unpaid interest on the entire Loan through the date on which Guarantor satisfies its obligations under subsections 5(a)(i) and 5(a)(iii), plus (iii) all Enforcement Costs (hereinafter defined) (such indebtedness, obligations and other amounts guaranteed hereby are hereinafter referred to as the “Guaranty of Payment”).

2. Continuing Guaranty. Each Guarantor agrees that performance of the Guaranteed Obligations by Guarantors shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that either Guarantor may have against Lender, Borrower, any other guarantor of the Guaranteed Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not such Guarantor had any knowledge thereof), including without limitation:

(a) any lack of validity or enforceability of any of the Loan Documents;

(b) any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein;

(c) any furnishing, exchange, substitution or release of any collateral securing repayment of the Loan, or any failure to perfect any lien in such collateral;

(d) any failure, omission or delay on the part of Borrower, either Guarantor, any other guarantor of the Guaranteed Obligations or Lender to conform or comply with any term of any of the Loan Documents or any failure of Lender to give notice of any Event of Default (as defined in the Note);

(e) any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;

(f) any action or inaction by Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of Lender;

(g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to Borrower, either Guarantor or any other guarantor of the Guaranteed Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h) any merger or consolidation of Borrower into or with any entity, or any sale, lease or transfer of any of the assets of Borrower, either Guarantor, or any other guarantor of the Guaranteed Obligations to any other person or entity;

(i) any change in the ownership of Borrower or any change in the relationship between Borrower, either Guarantor, or any other guarantor of the Guaranteed Obligations, or any termination of any such relationship;

(j) any release or discharge by operation of law of Borrower, either Guarantor, or any other guarantor of the Guaranteed Obligations from any obligation or agreement contained in any of the Loan Documents; or

(k) any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or either Guarantor to the fullest extent permitted by law.

3. Waivers. Each Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to in Section 6 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against either Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Event of Default or any failure on the part of Borrower, either Guarantor, or any other guarantor of the Guaranteed Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against Borrower, either Guarantor, or any other guarantor of the Guaranteed Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of Lender to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of Lender under any of the Loan Documents.

4. Subordination. Each Guarantor agrees that any and all present and future debts and obligations of Borrower to either Guarantor are hereby subordinated to the claims of Lender and are hereby assigned by Guarantors to Lender as security for the Obligations and the Guaranteed Obligations of Guarantors under this Guaranty until such time as the Obligations shall have been repaid in full.

5. Subrogation Waiver. Until the Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by Guarantors or Borrower as a preferential or fraudulent payment have expired, each Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which Guarantors may now or hereafter have by and from Borrower and the successors and assigns of Borrower, for any payments made by Guarantors to Lender, including, without limitation, any rights which might allow Borrower, Borrower’s successors, a creditor of Borrower, or a trustee in bankruptcy of Borrower to claim in bankruptcy or any other similar proceedings that any payment made by Borrower or Borrower’s successors and assigns to Lender was on behalf of or for the benefit of Guarantors and that such payment is recoverable by Borrower, a creditor or trustee in bankruptcy of Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Lender.

6. Reinstatement. The Guaranteed Obligations of Guarantors pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the Guaranteed Obligations of Guarantors under this Guaranty is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantors or Borrower or otherwise, all as though such payment had not been made.

7. Financial Statements. Each Guarantor represents and warrants to Lender that (a) the financial statements of such Guarantor previously submitted to Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of such Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. Each Guarantor covenants and agrees to furnish to Lender or its authorized representatives information regarding the business affairs, operations and financial condition of such Guarantor, including, but not limited to the financial statements and information required in Section 7.5 of the Loan Agreement.

8. Guarantor Financial Covenants. Guarantors shall at all times comply with the Guarantor Financial Covenants in accordance with Section 7.18 of the Loan Agreement.

9. Transfers; Sales, Etc. Other than in connection with a SmartStop Transaction: (i) neither Guarantor shall sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment is performed in the ordinary course of its business consistent with past practices, and will not have a material adverse effect on the business or financial condition of such Guarantor or the ability to perform its obligations hereunder; and (ii) neither Guarantor shall become a party to any merger or consolidation in which such Guarantor is not the surviving entity, nor, except in the ordinary course of its business consistent with past practices, acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity.

10. Enforcement Costs. Each Guarantor hereby agrees to pay, on written demand by Lender, all actual costs incurred by Lender in collecting any amount payable under this Guaranty, whether or not legal proceedings are commenced (collectively, the “Enforcement Costs”). Such fees and expenses shall be in addition to the Guaranteed Obligations and shall include, without limitation, reasonable costs and expenses of outside counsel, paralegals and other hired professionals, special servicing fees (including portfolio management fees), court fees, reasonable costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), reasonable costs incurred in post-judgment collection efforts or in any bankruptcy proceeding to the extent such costs relate to the Guaranteed Obligations or the enforcement of this Guaranty. Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full upon Lender’s written demand for payment. This Section 14 shall survive the payment in full of the Guaranteed Obligations.

11. Set-Off Rights. Each Guarantor hereby grants to Lender a security interest in, and Lender is hereby authorized at any time and from time to time, without prior notice to Guarantors (any such notice hereby being expressly waived by Guarantors), to set off and apply, any and all accounts and deposits (general or special, time or demand, provisional or final) at any time held by Lender, or any branch, subsidiary, or affiliate of Lender, and all other indebtedness at any time owing by Lender or any branch, subsidiary, or affiliate of Lender, to or for the credit or the account of either Guarantor (including all accounts held jointly with another, but excluding any IRA or Keogh accounts, or any trust accounts for which a security interest would be prohibited by law), against any and all of the obligations of Guarantors due and payable under this Guaranty. Such security interest may be enforced, and such right of setoff may be exercised, by Lender irrespective of whether or not Lender shall have made any demand under this Guaranty. Lender agrees promptly to notify Guarantors after any such setoff and application, provided that the failure to give such notice shall not affect the validity or such setoff and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

12. Guarantor Due Diligence and Benefit. Each Guarantor represents and warrants to Lender that (a) the Loan and this Guaranty are for commercial purposes, (b) Guarantor has had adequate opportunity to review the Loan Documents, (c) Guarantor is fully aware of Obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) Guarantor is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of the matters contemplated by clauses (a) through (c) of this Section and in no part upon any representation, warranty or statement of Lender with respect thereto.

13. General. Each Guarantor represents and warrants to Lender that:

(a) Authority. Strategic Storage Trust VI, Inc., a Maryland corporation, is a corporation duly organized and in good standing under the laws of the State of Maryland, has full power and authority to execute, deliver and perform the Obligations and has been duly authorized by all necessary corporate action to execute and deliver this Guaranty. Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership, is a limited partnership duly organized and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and perform the Obligations and has been duly authorized by all necessary limited partnership action to execute and deliver this Guaranty.

(b) Valid and Binding Obligation. This Guaranty constitutes each Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No Conflict with Other Agreement. Guarantors execution, delivery and performance of this Guaranty will (i) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which either Guarantor, or any of its respective assets may be subject, or (ii) violate any order, judgment or decree to which either Guarantor, or any of its respective assets are subject.

(d) No Pending Litigation. No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of Guarantors’ knowledge, threatened against it which, either in any one instance or in the aggregate, may have a material, adverse effect on its ability to perform its obligations under this Guaranty.

(e) Consideration. Each Guarantor owns an indirect interest in Borrower and will derive substantial benefit from the making of the Loan to Borrower.

(f) Financial Condition. Each Guarantor currently is solvent and will not be rendered insolvent by providing this Guaranty. No material adverse change has occurred in the financial condition of either Guarantor since the date of its most recent financial statements submitted to Lender, other than such changes that have been disclosed in writing to Lender and acknowledged by Lender.

14. Successors and Assigns. This Guaranty shall inure to the benefit of Lender and its successors and assigns. This Guaranty shall be binding on Guarantors and the heirs, legatees, successors and assigns of Guarantors. It is agreed that the liability of Guarantors hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that the liability of Guarantors hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

15. No Waiver of Rights. No delay or failure on the part of Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantors in any case shall entitle Guarantors to any other or further notice or demand in the same, similar or other circumstance.

16. Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Lender.

17. Joinder. Any action to enforce this Guaranty may be brought against Guarantors without any reimbursement or joinder of Borrower or any other guarantor of the Guaranteed Obligations in such action.

18. Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Guarantors and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

19. Applicable Law. This Guaranty and all matters arising from this Guaranty including, but not limited to, provisions related to loan charges, are governed by federal law and, to the extent not preempted by federal law, by the substantive law of the State of Illinois.

20. Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This

Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document. Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.

21. Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

22. Joint and Several Obligations.

(a) Each Guarantor shall have joint and several liability for the obligations of Guarantors hereunder.

(b) Each Guarantor that is a Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other guarantor to honor all of its obligations under any guaranty in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 26(b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 26(b), or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 26(b) shall remain in full force and effect until a final, indefeasible discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 26(b) constitutes and shall be deemed to constitute a “keepwell, support, or other agreement” for the benefit of each other guarantor of the Guaranteed Obligations for all purposes of Section 1a(18)(A)(v)(II) of the CEA. For purposes hereof, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time that such Guarantor’s guarantee becomes effective with respect to such Swap Obligation, or that otherwise qualifies as an ECP, and can cause another person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the CEA.

23. Reliance. Lender would not make the Loan to Borrower without this Guaranty. Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements herein and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

24. Waiver of Bankruptcy Stay. Each Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Guarantor, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against either Guarantor by virtue of this Guaranty or otherwise.

25. Further Assurances. Each Guarantor shall, upon request by Lender, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments required to effectuate the provisions hereof and of any other Loan Document.

26. Notices. All notices, communications and waivers under this Guaranty shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:

To Lender:	TCF National Bank 800 Burr Ridge Parkway Burr Ridge, IL 60527 Attn: Mikal Christopherson

With a copy to:	Polsinelli PC 1401 Lawrence Street, Suite 2300 Denver, CO 80202 Attn: Michael Strand

To Guarantors:	Strategic Storage Trust VI, Inc. 10 Terrace Road Ladera Ranch, CA 92694 Attn: H. Michael Schwartz

Strategic Storage Operating Partnership VI, L.P. 10 Terrace Road Ladera Ranch, CA 92694 Attn: H. Michael Schwartz

With a copy to:	Flynn Law Offices, P.C. 1133 Airline Drive, Suite 2201 Grapevine, TX 76051 Attn: Scott Flynn

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

27. CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY GUARANTORS AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OR, IF LENDER INITIATES

SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. GUARANTORS HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTORS AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS GUARANTY. GUARANTORS WAIVE ANY CLAIM THAT COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR GUARANTORS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND GUARANTORS HEREBY WAIVE THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

28. WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, EACH GUARANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH GUARANTORS MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

29. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY OF ANY CONTROVERSY RELATED IN ANY WAY TO THIS GUARANTY, THE LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR A TRIAL WITHOUT A JURY, AND HEREBY KNOWINGLY AND VOLUNTARILY, AND FOR ITS OWN BENEFIT, WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY, THE LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE HOLDER OF THIS GUARANTY.

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IN WITNESS WHEREOF, Guarantors have executed this Guaranty of Payment and Recourse Carve-Outs as of the date first above written.

STRATEGIC STORAGE TRUST VI, INC., a Maryland corporation

By:	/s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of CALIFORNIA )

County of Orange )

On March 8th, 2021 before me, Denise C. Moore-Hedge, Notary Public, personally appeared H. Michael Schwartz, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

/s/ Denise C. Moore-Hedge
Notary Public

Name:	Denise C. Moore-Hedge

My commission expires	10/25/2022

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P., a Delaware limited partnership

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	Executive Chairman

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of CALIFORNIA )

County of Orange)

On March 8, 2021 before me, Denise C. Moore-Hedge, Notary Public, personally appeared H. Michael Schwartz, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

/s/ Denise C. Moore-Hedge
Notary Public

Name:	Denise C. Moore-Hedge

My commission expires	10/25/2022